                                                                  EXHIBIT 10.11


                     THE RETIREMENT PLAN FOR OFFICERS OF NCR
RESTATED AS OF JANUARY 1, 1995, INCLUDING FIRST AMENDMENT EXECUTED APRIL 9, 1996

                                    ARTICLE I
                                   DEFINITIONS


         Whenever used in the Plan, the following terms shall have the meanings hereinafter set forth:

         "Affiliate" shall have meaning set forth in SEC Rule 405 under the Securities Act of 1933, as currently in effect.

         "AT&T" means AT&T Corp., a New York corporation, and its successors.

         "Board of Directors" means the Board of Directors of NCR Corporation.

         "Career Average Monthly Salary" shall mean a Participant's average monthly salary for all years of Service immediately preceding the Termination Date or the date of the Participant's termination of participation in the Plan, including amounts received by a Participant from the Company through the U.S. payroll while actively employed that are currently includible in gross income for Federal income tax purposes, and sick pay and any salary deferral contributions made by the Company on behalf of the Participant for the Plan Year; but excluding expense reimbursements, fringe benefits, moving expenses, deferred compensation, welfare benefits and severance pay.

          If a Participant, because of absence for sickness or disability or other authorized leave of absence, does not have earnings, base earnings shall be imputed at the last rate in effect immediately prior to the commencement of such absence for the period of such absences, but in no event more than 20 quarters.

         "Committee" means the Committee described in ARTICLE III hereof.

         "Company" means NCR Corporation, a Maryland corporation, and its successors.

         "Disability" means the inability of a Participant, because of bodily injury or disease which results from an avoidable cause, to perform the duties of such Participant's regular occupation, as determined by the Committee.

         "Participant" shall have the meaning set forth in ARTICLE V.

         "Pension Plan" means the NCR Pension Plan.


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         "Pension Plan Benefit" means the monthly amount of any
employer-provided pension paid to a Participant under the Pension Plan or any other defined benefit pension plan of the Company, a subsidiary or Affiliate thereof, with respect to the Participant's Service, excluding, however, any monthly amount payable to a Participant from his PensionPlus account under the Pension Plan. "Pension Plan Benefit" shall also include any monthly amount received by a Participant from the Nonqualified Excess Plan, or any long-term disability plan sponsored by the Company or a subsidiary or Affiliate thereof, during such time as the Participant receives such long-term disability benefit.

         "Plan" means The Retirement Plan for Officers of NCR, as embodied herein or as amended from time to time.

         "Service" means a Participant's period of employment with the Company, a subsidiary or Affiliate thereof, or a predecessor of any of the foregoing from the date of participation in the Plan to the earlier of the Termination Date or the date of loss of participating status under this Plan. Service shall be computed to the nearest full month.

         "Spouse" means the spouse of a Participant who was legally married to the Participant on the date payment of the Participant's benefits commence hereunder.

         "Termination Date" means the date on which a Participant ceases to be employed by the Company or any of its foreign or domestic subsidiaries, by reason of such Participant's death, disability, retirement, resignation, discharge or otherwise, or the date of termination of employment with AT&T Corp. or its Affiliates, if later.


                                   ARTICLE II
                                     PURPOSE

         The purpose of the Plan is to provide for the payment of supplemental retirement benefits to executives of the Company in order to attract and retain executives of superior ability, industry and loyalty.



                                   ARTICLE III
                                 ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall consist of the Board of Directors, any of whom shall be eligible to participate in the Plan; provided, however, for purposes of any determination under the Plan with respect to a member of the Committee, then the "Committee" shall be the Senior Vice President, Human Resources of AT&T. The Committee is authorized, subject to the provisions of the Plan, to select Participants, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and


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to take such actions in connection with the Plan or the benefits thereunder as it deems necessary or advisable. All such determinations, interpretations and actions by the Committee under the Plan or with respect to any benefits thereunder shall be final and binding on all persons.


                                   ARTICLE IV
                                 EFFECTIVE DATE

         The Plan will become effective as of May 17, 1989; provided, however, that the Committee may, in its discretion, select a date prior thereto as the beginning date of a Participant's participation in the Plan.



                                    ARTICLE V
                                   ELIGIBILITY

         The Participants in the Plan shall be such executive officers of the Company who shall be selected by the Committee to participate therein, who shall have executed the agreement described in ARTICLE VI hereof and who shall fulfill such additional requirements for eligibility as the Committee, in its sole discretion, may from time to time apply. Participation shall cease on the earlier of the date the Participant terminates employment with the Company or dies, or the date on which the Participant ceases serving as an officer of the Company; provided that the Committee, in its discretion, may designate a later date for termination of an individual's participation in the Plan.



                                   ARTICLE VI
                                   AGREEMENTS

         Participants in, and the benefits to which each Participant may be entitled under, the Plan shall be evidenced by agreements between the Company and each Participant in such form as the Committee shall, from time to time, approve, which agreements shall comply with and be subject to all the terms and conditions of the Plan.



                                   ARTICLE VII
                       RETIREMENT AND TERMINATION BENEFITS


         A change in control of NCR Corporation occurred on September 13, 1991. Each Participant who had been a Participant for at least one year prior to September 13, 1991


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and who is a Participant and actively employed by the Company or a subsidiary or
Affiliate thereof on and after January 1, 1995, is entitled to a benefit as determined under Appendix A to this Plan, instead of the benefit described in this ARTICLE VII.

         l. A Participant who retires at or after his or her 65th birthday shall be entitled to receive monthly benefits under the Plan in an amount equal to (a) minus (b).

                  (a) 2.5% of the Participant's Career Average Monthly Salary multiplied by the number of years of Service.

                  (b) The Pension Plan Benefit.

         2. In the event a Participant retires or terminates employment with the Company on or after his or her 55th birthday and prior to his or her 65th birthday, the benefit he or she is entitled to receive shall be the amount determined pursuant to Section l of this ARTICLE VII, reduced in accordance with the following table:

                                                     Percentage of Monthly
                                                     Benefit which shall be
             Age at                                  paid commencing on the
             Termination Date                        Termination Date
             ----------------                        ----------------
                  62 and over                              100.0%
                  61                                         94%
                  60                                         88%
                  59                                         82%
                  58                                         76%
                  57                                         70%
                  56                                         64%
                  55                                         58%
                  54                                         52%
                  53                                         46%
                  52                                         40%
                  51                                         34%
                  50                                         28%

(An adjustment shall be made by straight line interpolation for ages which are not integral.)

         3. A Participant whose participation in the Plan is terminated by the Committee by reason of a change in such Participant's employment status with the Company shall be entitled to receive benefits under the Plan only if at the Termination Date (i) such former Participant qualifies under Section l or 2 of this ARTICLE VII, or (ii) such former Participant was employed by the Company or an Affiliate thereof for at least ten (10) years prior to the Termination Date, in which event, he or she shall be entitled to


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receive benefits under the Plan commencing at age 55. The amount of such benefits shall be computed in accordance with Section l or 2 of this ARTICLE VII; provided, however, that for purposes of determining the Pension Plan Benefit, the portion of any pension paid to such former Participant under the Pension Plan attributable to the period after the termination of participation in the Plan shall be disregarded.

         4. A Participant shall not be entitled to any benefits under the Plan if his or her employment with the Company is terminated other than for death (i) for any reason prior to one year from the effective date of his or her participation in the Plan or (ii) after such date and prior to such former Participant's 55th birthday unless, as provided in Section 3 of this ARTICLE VII, the former Participant was employed by the Company or an Affiliate thereof for at least ten (10) years.

         5. Notwithstanding any other provisions of the Plan, and except as otherwise provided in Appendix A, if a Participant is discharged by the Company for fraud or misconduct, such Participant shall forfeit all rights to benefits under the Plan.

         6. If at any time the Committee, in its sole discretion, determines that a Participant, former Participant or other person who is entitled to receive or is receiving any benefits under the Plan has become, within three years of the anniversary of the Participant's or former Participant's Termination Date, an employee of, a proprietor, partner, principal, or more than 5% shareholder in, or consultant to any corporation, partnership, proprietorship or other entity which is in competition with the Company, he or she shall forfeit all rights to benefits under the Plan. In the event and to the extent that any portion of this Section 6 shall be determined by a court of competent jurisdiction to be invalid and unenforceable, such determination shall not affect that portion to the extent it is not determined to be invalid and unenforceable.

         7. Except as otherwise provided in Appendix A, the Committee shall have the sole discretion to determine if a Participant has retired or terminated employment with the Company and if any termination is voluntary or involuntary.



                                  ARTICLE VIII
                            FORM OF BENEFIT PAYMENTS

         l. The "Normal Form of Benefit" payable to a Participant who is otherwise eligible to receive such benefit shall be:

                  (a) In the case of a Participant with a Spouse on the date payment of the Participant's benefits hereunder commence, a monthly Joint and Survivor Annuity having an actuarial value (as determined in Table I of Appendix B hereto) equivalent to that of his or her benefit determined in accordance with Section l or 2 of ARTICLE VII, under which level pension benefits are payable to the Participant during his or her lifetime


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and to the Participant's Spouse at the same rate after the Participant's death and during the remaining lifetime of the Participant's Spouse.

                  (b) In the case of a Participant with no Spouse, a monthly benefit in the form of a Single Life Annuity payable during the Participant's lifetime in an amount determined in accordance with Section l or 2 of ARTICLE VII.

         2. A Participant with a Spouse may elect to receive, in lieu of the Normal Form of Benefit, a monthly "Optional Form of Benefit" in any one of the following forms:

                  (a) A Single Life Annuity payable during the lifetime of the Participant in an amount determined in accordance with Section l or 2 of ARTICLE VII.

                  (b) A Joint and Survivor Annuity (in an amount determined in accordance with Table 2 or 3 of Appendix A hereto) payable during the lifetime of the Participant and continuing after his or her death at a 50% or 75% rate during the remaining lifetime of the Participant's Spouse if such Spouse survives the Participant.

         3. Monthly retirement and termination benefits under the Plan shall be paid in equal bi-weekly payments unless the Committee shall direct another form of payment.

         4. The first payment of benefits under Section l or 2 of ARTICLE VII or Appendix A shall commence as soon as practicable after the Termination Date.



                                   ARTICLE IX
                             PRE-RETIREMENT BENEFITS

         With respect to Participants eligible for the benefits described in Appendix A, except as provided in Section 4 below, the provisions of this
ARTICLE IX shall be, in all respects, subject to Appendix A and, in the event of any conflict between the terms of Appendix A and any other terms of the Plan, the terms of Appendix A shall prevail and supersede any such other terms.

         l. In the event of the death of a Participant on or after the effective date of participation in the Plan and the Participant attaining age 55, but prior to such Participant's retirement or other termination of employment with the Company, his or her Spouse shall be entitled to receive benefits under the Plan in an annual amount equal to 50% of the benefits to which the Participant would have been entitled to receive had he retired on the date of his death. However, such benefits shall not be reduced pursuant to Section 2 of ARTICLE VII.

         2. In the event of the death of a Participant on or after the effective date of participation in the Plan and prior to such Participant's retirement or other termination of


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employment with the Company and prior to the Participant attaining age 55, his or her Spouse shall be entitled to receive benefits under the Plan in an annual amount equal to 50% of the benefits to which the Participant would have been entitled to receive had he retired on the date following the day he would have attained age 55. Such benefits shall be reduced pursuant to Section 2 of ARTICLE VII to those payable at age 55.

         3. Benefits payable pursuant to ARTICLE IX(l), (2) or (4) shall be paid in equal installments at least monthly commencing at the date of the Participant's death for the life of the Spouse.

         4. In the event of the death, prior to a termination of employment, of a Participant who would have been entitled to a benefit under Appendix A had he terminated employment immediately prior to his death, a survivor benefit will be payable to the Participant's Spouse, if any, equal to the greater of (i) 50 percent of the amount of the benefit the Participant would have received under Appendix A if he had terminated employment immediately prior to his death (assuming he is at least age 50 solely for purposes of calculating the reduction in the benefit for early commencement), or (ii) the benefit calculated under Section l or 2 of this ARTICLE IX, as applicable, without regard to Appendix A.



                                    ARTICLE X
                  CERTAIN PROVISIONS RELATING TO PARTICIPATION

         l. No Participant, no former Participant, no person claiming under or through any Participant and no other person shall have any right or interest, whether vested or otherwise, in the Plan or its continuance, or in or to the payment of any benefits under the Plan, whether such benefits be vested, contingent or otherwise, unless and until all the terms, conditions and provisions of the Plan that affect such benefits and the payment thereof shall have been fully complied with as specifically provided in the Plan and any agreement thereunder.

         2. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment or change the terms of employment or amount of compensation of any employee at any time for any reason with or without cause.

         3. By his or her agreement to participate in the Plan, each Participant, each former Participant and each person claiming under or through such Participant or former Participant shall, except with respect to ARTICLE XII, ARTICLE XIII or Appendix A, be conclusively bound by any action or decision taken or made or to be taken or made under the Plan by the Company, the Board of Directors and the Committee.


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         4. The Plan shall not be deemed a substitute for any retirement or other employee benefit plan or arrangements that may now or hereafter be provided for employees of the Company generally. Any such plan or arrangements may be authorized by the Board of Directors and payments thereunder may be made independently of the Plan.



                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

         The Committee shall have the right, without the consent of any Participant, former Participant, Spouse or any other person claiming under or through a Participant or former Participant, to amend or modify the Plan or any agreement between the Company and any Participant thereunder from time to time or to terminate or repeal the Plan or any such agreement entirely at any time; provided, however, that no such action shall adversely affect any Participant's, former Participant's or Spouse's accrued benefits prior to such action under the Plan or the benefits payable under Appendix A.



                                   ARTICLE XII
                                CHANGE IN CONTROL

A change in control of NCR Corporation occurred on September 13, 1991. Each Participant who had been a Participant for at least one year prior to September 13, 1991 and who was a Participant and actively employed by the Company or a subsidiary or Affiliate thereof continuously through January 1, 1995, is entitled to a benefit as determined under Appendix A to this Plan, instead of the benefit described in ARTICLE VII.



                                  ARTICLE XIII
                                  MISCELLANEOUS

         l. Assignment, pledge or encumbrance of any kind of benefits under the Plan shall not be permitted or recognized.

         2. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Ohio.


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                                   APPENDIX A


         The provisions of this Appendix A shall apply to a Participant in the Plan who was a Participant for at least one year prior to September 13, 1991, and who was a Participant and actively employed by the Company or a subsidiary or Affiliate continuously through January 1, 1995.

         1. Benefits. Notwithstanding any other provision of the Plan, the Participant's termination benefits under the Plan shall be determined as follows:

         A. Additions to Service

         (l) For purposes of this Appendix A, each Participant's Service as of September 13, 1991, shall be deemed to be increased by sixty (60) months. The Participant's additional sixty (60) months of Service shall be his or her "Additional Service." The Participant's Service together with his or her Additional Service shall be his or her "Deemed Service."

         B. Termination Benefits. The Participant shall be entitled to receive, beginning upon the Participant's Termination Date or, if later, upon the Participant's attainment of age fifty (50), the termination benefits set forth in Sections (l), (2) or (3) below:

         (l) A Participant who has attained his 65th birthday as of the Termination Date shall be entitled to receive monthly benefits under the Plan in an amount equal to the greater of (a) or (b); minus (c).

                  (a) (i) 2.5% of the Participant's Career Average Monthly Salary multiplied by the number of years of Deemed Service (reduced by the number of years of Additional Service), plus

                           (ii) 2.5% of the Participant's Remuneration (as defined below) multiplied by the Participant's Additional Service.

                  (b) 2.5% of the Participant's Career Average Monthly Salary multiplied by the number of years of Deemed Service.

                  (c)      The Pension Plan Benefit.

         (2) Except as provided in paragraph (3) below, a Participant who has not yet attained his 65th birthday as of the Termination Date shall be entitled to receive monthly benefits under the Plan in the amount determined pursuant to paragraph (l) above, reduced by the lesser of (i) 3% for each year, and proportionally for each portion of a year, to the nearest month from the date benefits commence to the Participant's 62nd birthday, but not


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more than, in the aggregate, 30%, or (ii) the reduction contained in the table set forth in ARTICLE VII(2) of the Plan.

         (3) A Participant designated as an "Executive Participant" by the Board of Directors (an "Executive Participant") who is under the age of sixty (60) as of September 13, 1991 shall be entitled to receive the greater of (a) or (b) below:

                  (a) The benefits calculated under paragraph (2) above.

                  (b) 50% of the Participant's Remuneration (as defined below), reduced by 3% for each year, and proportionally for each portion of a year, to the nearest month from the date benefits commence to the Participant's 62nd birthday, but not more than, in the aggregate, 30%.

         (4) Remuneration - shall mean for a Participant other than an Executive Participant, assuming a "Termination Date" within the three-year period immediately following September 13, 1991 that would result in the greatest amount of Remuneration, one twelfth of the sum of (i) the Participant's highest annual base salary rate in effect immediately prior to the "Termination Date,"
(ii) the award that would have been payable to the Participant under the Corporate Management Incentive Compensation Plan ("CMICP") or any successor plan determined by multiplying by the norm percentage for the "Plan Year" (as defined in CMICP) in which the "Termination Date" occurs the greater of the Participant's salary or the standard maximum for such Participant's position and
(iii) if applicable, one hundred percent (100%) of the target award that would have been payable to the Participant under the Long-Term Incentive (Performance
Unit) Plan ("LTI") or any successor plan, assuming that one hundred percent (100%) of the performance goals were achieved for the cycle beginning on the January l immediately preceding the "Termination Date."

         - shall mean for an Executive Participant, one twelfth of (a) with respect to a Termination Date following September 13, 1991 and prior to January l, 1997, the sum of (i) the Participant's highest annual base salary rate in effect immediately prior to the Termination Date, (ii) the award that would have been payable to the Participant under the Corporate Management Incentive Compensation Plan ("CMICP") or any successor plan determined by multiplying by the norm percentage for the "Plan Year" (as defined in CMICP) in which the Termination Date occurs the greater of the Participant's salary or the standard maximum for such Participant's position and (iii) if applicable, one hundred percent (100%) of the target award that would have been payable to the Participant under the Long-Term Incentive (Performance Unit) Plan ("LTI") or any successor plan, assuming that one hundred percent (100%) of the performance goals were achieved for the cycle beginning on the January l immediately preceding the Termination Date and (b) with respect to a Termination Date subsequent to December 31, 1996, the amount determined under (a) above, assuming the Termination Date within the three-year period immediately following September 13, 1991 that would result in the greatest amount of Remuneration.


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         C. Change in Status. In the event that, at any time after September 13,
1991 and while in the employ of the Company, a change occurs in the employment status of the Participant as provided in ARTICLE VII(3) of the Plan, then, notwithstanding such change in status, so long as the Participant shall be employed by the Company, or a subsidiary or Affiliate thereof, the Participant shall be treated as a Participant in the Plan and not as a former Participant, and the terms of this Appendix A shall continue to apply.

         D. Waiver of Covenant Not to Compete. In the event that the Participant's employment is terminated pursuant to an Involuntary Termination following September 13, 1991, the provisions of ARTICLE VII(6) of the Plan shall not apply. In the event that the Participant's employment is terminated for any reason other than an Involuntary Termination following September 13, 1991, the provisions of ARTICLE VII(6) of the Plan shall apply for a period of one (1) year following the Participant's or former Participant's Termination Date.

         (1) Definition of Involuntary Termination. A termination of employment shall be an Involuntary Termination if it is not the result of a Participant's death or disability (as defined under the then current disability plan of the Company covering the Participant) and, (i) if by the Company, is not for "Cause" (as defined below), or, (ii) if by the Participant, is for "Good Reason" (as defined below).

         (2) Definition of Cause. For purposes of this Appendix A, "Cause" shall mean the Participant's (i) willfully breaching or failing to perform his or her employment duties or (ii) willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the part of the Participant shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a certificate of a resolution duly adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board of Directors (which shall be the Board of Directors of AT&T if the Participant is a member of the Board of Directors) at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of conduct set forth in this paragraph and specifying the particulars thereof in detail.

         (3) Definition of Good Reason. For purposes of this Appendix A, "Good Reason" shall mean the occurrence, without the Participant's express written consent, of any of the following circumstances:

                  (a) The assignment to the Participant of any duties inconsistent with, or any substantial alteration in, such Participant's status or responsibilities as in effect


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         immediately prior to September 13, 1991, including the imposition of travel obligations which differ materially from required business travel immediately prior to September 13, 1991;

                  (b) (i) A reduction in the Participant's annual base salary as in effect immediately before September 13, 1991; (ii) the failure to pay a bonus award to which the Participant is otherwise entitled under the terms of the CMICP, IMICP, LTI or any successor incentive compensation plans at the time at which such awards are usually paid;
         (iii) the award to the Participant of an annual bonus under CMICP, IMICP or any successor incentive compensation plans substantially less in amount than the annual bonus awarded to such Participant for the last complete fiscal year of the Company ending prior to September 13, 1991; or (iv) the award to the Participant of performance units under the LTI, or any successor plan, which are substantially fewer in number or would yield a substantially lower award than the units awarded to such Participant for the cycle beginning on January l, 1991. Notwithstanding clauses (iii) and (iv) hereof, Good Reason shall not exist if the awards referred to therein are substantially less or fewer, as the case may be, because of the failure to meet objectives based on quantitative performance.

                  (c) A change in the principal place of the Participant's employment, as in effect immediately prior to September 13, 1991, to a location more than thirty-five (35) miles distant from the location of such principal place at such time;

                  (d) The failure by the Company to continue in effect any incentive compensation plan or stock compensation plan in which the Participant participates immediately prior to September 13, 1991, unless an equivalent alternative compensation arrangement (embodied in an ongoing substitute or alternative plan) has been provided to the Participant, or the failure by the Company to continue the Participant's participation in any such incentive or stock compensation plan on the same basis, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to September 13, 1991;

                  (e) (i) Except as required by law, the failure by the Company to continue to provide to the Participant benefits substantially equivalent, in the aggregate, to those enjoyed by the Participant under the qualified and non-qualified employee benefit and welfare plans of the Company, including, without limitation, the pension, life insurance, medical, dental, health and accident, disability, retirement, savings and profit-sharing plans, in which the Participant was eligible to participate immediately prior to September 13, 1991;
         (ii) the taking of any action by the Company which would directly or indirectly materially reduce or deprive the Participant of any other material prerequisite enjoyed by the Participant immediately prior to September 13, 1991; or (iii) the failure by the Company to provide the Participant with the number of paid vacation days to which the


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         Participant is entitled under the Company's vacation policy, past practice or special agreement in effect immediately prior to September 13, 1991;

                  (f) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Separation Allowance Agreement (the form of which was approved by the Board of Directors at a regularly scheduled meeting on July 20, 1988, and subsequently amended by the Board of Directors on November 29,
         1990) between the Company and the Participant, if any; or

                  (g) Any purported termination of any Participant who has entered into a Separation Allowance Agreement which is (i) not effected pursuant to any notices required to be delivered pursuant to said Agreement or (ii) effected pursuant to a notice that does not satisfy the requirements of said Agreement. For purposes of the Plan, no such purported termination shall be effective except as constituting Good Reason.

         2. Establishment of Trust. After the change of control of NCR Corporation, the Committee caused the creation and funding of a trust (the "Trust") to meet the obligations created under the Plan. The Trust is subject to the claims of general creditors of the Company. The trustee of the Trust shall hereinafter be referred to as the "Trustee." In no event shall a Participant have any greater rights in the assets of the Trust than those of a general unsecured creditor of the Company.

         3. Claims for Benefits. The Company shall pay to the Participant all legal fees and expenses reasonably incurred by the Participant in connection with Appendix A of the Plan (including all such fees and expenses, if any, incurred in seeking to obtain or enforce any right or benefit provided by such Appendix A, regardless of the outcome unless, in the case of a legal action brought by or in the name of a Participant or former Participant, a court of competent jurisdiction shall have finally determined by a final judgment, order or decree (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected) that such action was not in good faith). The following claims procedures shall be applicable to all claims for benefits under the Plan:

         1. The Committee shall make the initial determination as to the rights of any Participant or beneficiary under the Plan ("Claimant") to a benefit under the Plan. Any denial by the Committee of a claim for benefits under the Plan (whether in whole or in part) shall be stated in writing and delivered by mail to the Claimant. Such notice shall set forth the specific reasons for the denial and specific references to any additional material or information necessary for the Claimant to review the reasons for the denial.

         2. The Claimant may appeal the Committee's denial of benefits in whole or in part to the Trustee within 60 days of receiving notice of such denial by the Committee. Such request for review shall be made in writing by mail to the Trustee. The Claimant may submit any information and documentation he believes relevant to his appeal and may request the ability to review pertinent documents of the Company that have not otherwise been made available to him. If the Company does not produce any documents requested by a Claimant, the Trustee shall assume for purposes of its determination that such documents do not have any negative implication with respect to the Claimant's claim for benefits under the Plan. The burden of proof shall be upon the Company to establish its basis for the denial in whole or in part of a claim.

         3. The Trustee shall make a de novo review of the benefit claimed by a Claimant. The Trustee may establish its own procedures within the guidelines set forth herein. Its determination shall be final, conclusive and binding upon the Company and the Claimant. The Claimant and the Company shall have the opportunity to appear before the Trustee to establish their positions with respect to the claimed benefits and to submit any documentation that they want the Trustee to consider. Any such documentation submitted by either party to the Trustee must be made available to the opposing party at least 15 days prior to the final date of submission of position papers and documentation to the Trustee. The Trustee shall render an opinion as to the determination of benefits no later than 60 days after the receipt by the Trustee of all documentation and position papers submitted by the parties.


         IN WITNESS WHEREOF, the Company has caused this Appendix A to the Plan to be executed on this 20th day of January, 1995.

                           FOR AT&T GLOBAL INFORMATION
                           SOLUTIONS COMPANY




                           By_______________________________
                               Jerre L. Stead

                                   APPENDIX B


                                     TABLE 1

                             Joint and 50% Survivor


         This table shows the percentage of the Basic Monthly Benefit payable to the Participant and continuing to his surviving spouse at one-half the rate after his death during the remaining lifetime of such spouse.


Age of
Surviving
Spouse                              Age of Employee
------                              ---------------

        55     56     57     58     59     60     61     62     63     64     65     66     67      68     69     70
        --     --     --     --     --     --     --     --     --     --     --     --     --      --     --     --
70      96.0   95.6   95.1   94.6   94.1   93.5   92.8   92.1   91.3   90.4   89.5   88.5   87.4    86.3   85.1   83.9
69      95.6   95.2   94.7   94.2   93.6   93.0   92.3   91.5   90.7   89.8   88.8   87.8   86.7    85.5   84.3   83.0
68      95.3   94.8   94.3   93.7   93.1   92.4   91.7   90.9   90.0   89.1   88.1   87.0   85.9    84.7   83.4   82.1
67      94.9   94.4   93.9   93.3   92.6   91.9   91.1   90.3   89.4   88.4   87.4   86.3   85.1    83.9   82.6   81.2
66      94.6   94.0   93.5   92.8   92.1   91.4   90.6   89.7   88.8   87.7   86.7   85.5   84.3    83.0   81.7   80.3
65      94.2   93.6   93.0   92.3   91.6   90.8   90.0   89.0   88.1   87.0   85.9   84.8   83.5    82.2   80.9   79.5
64      93.8   93.2   92.5   91.8   91.1   90.3   89.4   88.4   87.4   86.3   85.2   84.0   82.7    81.4   80.0   78.6
63      93.4   92.7   92.1   91.3   90.6   89.7   88.8   87.8   86.8   85.7   84.5   83.3   82.0    80.6   79.2   77.8
62      92.9   92.3   91.6   90.8   90.0   89.1   88.2   87.2   86.1   85.0   83.8   82.6   81.2    79.9   78.4   76.9
61      92.5   91.9   91.1   90.3   89.5   88.6   87.6   86.6   85.5   84.3   83.1   81.8   80.5    79.1   77.6   76.2
60      92.1   91.4   90.7   89.8   89.0   88.0   87.0   86.0   84.8   83.6   82.4   81.1   79.8    78.3   76.9   75.4
59      91.7   91.0   90.2   89.3   88.4   87.5   86.4   85.4   84.2   83.0   81.7   80.4   79.1    77.6   76.1   74.6
58      91.2   90.5   89.7   88.8   87.9   86.9   85.9   84.8   83.6   82.4   81.0   79.8   78.4    76.9   75.4   73.9
57      90.8   90.0   89.2   88.3   87.4   86.4   85.3   84.2   83.0   81.7   80.4   79.1   77.7    76.2   74.7   73.2
56      90.4   89.6   88.7   87.8   86.9   85.8   84.7   83.6   82.4   81.1   79.8   78.5   77.0    75.6   74.0   72.5
55      89.9   89.1   88.3   87.3   86.3   85.3   84.2   83.0   81.8   80.5   79.2   77.9   76.4    74.9   73.4   71.8
54      89.5   88.7   87.8   86.9   85.8   84.8   83.7   82.5   81.2   79.9   78.6   77.3   75.8    74.3   72.8   71.2
53      89.1   88.2   87.3   86.4   85.4   84.3   83.1   81.9   80.7   79.4   78.0   76.7   75.2    73.7   72.2   70.6
52      88.7   87.8   86.9   85.9   84.9   83.8   82.6   81.4   80.1   78.8   77.4   76.1   74.6    73.1   71.6   70.0
51      88.3   87.4   86.4   85.4   84.4   83.3   82.1   80.9   79.6   78.3   76.9   75.6   74.1    72.6   71.0   69.5
50      87.8   87.0   86.0   85.0   83.9   82.8   81.6   80.4   79.1   77.8   76.4   75.1   73.6    72.1   70.5   68.9


         An interpolation shall be made for the age of the employee on the basis of full years and months as of the date of retirement.

         Age for the spouse of the employee shall be rounded to the nearest even age in full years as of the date of the employee's retirement.

         Factors for other ages are available upon request.

                                   APPENDIX B

                                     TABLE 2

                             Joint and 75% Survivor


This table shows the percentage of the Basic Monthly Benefit payable to the Participant and continuing to his surviving spouse at three-fourths the rate after his death during the remaining lifetime of such spouse.

Age of
Surviving
Spouse                                            Age of Employee

        55     56     57     58     59     60     61     62     63     64     65     66     67      68     69     70
        --     --     --     --     --     --     --     --     --     --     --     --     --      --     --     --
70      94.1   93.5   92.8   92.1   91.3   90.5   89.6   88.5   87.5   86.3   85.0   83.7   82.3    80.8   79.3   77.7
69      93.6   93.0   92.3   91.5   90.7   89.8   88.8   87.8   86.6   85.4   84.1   82.7   81.2    79.7   78.1   76.5
68      93.1   92.4   91.7   90.9   90.0   89.1   88.0   86.9   85.8   84.5   83.1   81.7   80.2    78.6   77.0   75.4
67      92.6   91.9   91.1   90.3   89.3   88.3   87.3   86.1   84.9   83.6   82.2   80.7   79.2    77.6   75.9   74.2
66      92.1   91.3   90.5   89.6   88.7   87.6   86.5   85.3   84.0   82.7   81.2   79.7   78.2    76.5   74.9   73.1
65      91.5   90.7   89.8   88.9   87.9   86.8   85.7   84.4   83.1   81.7   80.2   78.8   77.2    75.5   73.8   72.1
64      90.9   90.1   89.2   88.2   87.2   86.1   84.9   83.6   82.2   80.8   79.3   77.8   76.2    74.5   72.8   71.0
63      90.4   89.5   88.6   87.6   86.5   85.3   84.1   82.8   81.4   79.9   78.4   76.9   75.2    73.5   71.8   70.0
62      89.8   88.9   87.9   86.9   85.8   84.6   83.3   81.9   80.5   79.0   77.5   75.9   74.3    72.5   70.8   69.0
61      89.2   88.3   87.3   86.2   85.0   83.8   82.5   81.1   79.7   78.2   76.6   75.0   73.3    71.6   69.8   68.0
60      88.6   87.6   86.6   85.5   84.3   83.1   81.7   80.3   78.9   77.3   75.7   74.1   72.4    70.7   68.9   67.1
59      88.0   87.0   86.0   84.8   83.6   82.3   81.0   79.5   78.0   76.5   74.9   73.3   71.6    69.8   68.0   66.2
58      87.4   86.4   85.3   84.1   82.9   81.6   80.2   78.8   77.2   75.7   74.0   72.4   70.7    69.0   67.2   65.4
57      86.8   85.8   84.6   83.5   82.2   80.9   79.5   78.0   76.5   74.9   73.2   71.6   69.9    68.1   66.3   64.5
56      86.2   85.1   84.0   82.8   81.5   80.2   78.7   77.3   75.7   74.1   72.4   70.8   69.1    67.3   65.5   63.7
55      85.6   84.5   83.4   82.1   80.8   79.5   78.0   76.5   75.0   73.4   71.7   70.1   68.3    66.6   64.8   63.0
54      85.1   83.9   82.7   81.5   80.2   78.8   77.3   75.8   74.3   72.6   71.0   69.4   67.6    65.8   64.1   62.3
53      84.5   83.3   82.1   80.9   79.5   78.1   76.7   75.1   73.6   71.9   70.3   68.7   66.9    65.1   63.4   61.6
52      83.9   82.8   81.5   80.2   78.9   77.5   76.0   74.5   72.9   71.3   69.6   68.0   66.2    64.5   62.7   60.9
51      83.4   82.2   80.9   79.6   78.3   76.9   75.4   73.9   72.3   70.6   68.9   67.3   65.6    63.8   62.1   60.3
50      82.8   81.6   80.4   79.1   77.7   76.3   74.8   73.2   71.6   70.0   68.3   66.7   65.0    63.2   61.5   59.7


         An interpolation shall be made for the age of the employee on the basis of full years and months as of the date of retirement.

         Age for the spouse of the employee shall be rounded to the nearest even age in full years as of the date of the employee's retirement.

         Factors for other ages are available upon request.

                                   APPENDIX B

                                     TABLE 3

                             Joint and 100% Survivor


This table shows the percentage of the Basic Monthly Benefit payable to the Participant and continuing to his surviving spouse at the same rate after his death during the remaining lifetime of such spouse.

Age of
Surviving
Spouse                                               Age of Employee

        55     56     57     58     59     60     61     62     63     64     65     66     67      68     69     70
        --     --     --     --     --     --     --     --     --     --     --     --     --      --     --     --
70      92.3   91.5   90.7   89.8   88.8   87.7   86.5   85.3   83.9   82.5   81.0   79.4   77.7    75.9   74.1   72.3
69      91.7   90.9   90.0   89.0   88.0   86.8   85.6   84.3   82.9   81.4   79.8   78.2   76.5    74.7   72.8   70.9
68      91.0   90.2   89.2   88.2   87.1   85.9   84.7   83.3   81.9   80.3   78.7   77.0   75.2    73.4   71.5   69.6
67      90.4   89.5   88.5   87.4   86.3   85.0   83.7   82.3   80.8   79.2   77.6   75.8   74.0    72.2   70.3   68.4
66      89.7   88.7   87.7   86.6   85.4   84.1   82.8   81.3   79.8   78.2   76.5   74.7   72.9    71.0   69.1   67.1
65      89.0   88.0   86.9   85.7   84.5   83.2   81.7   80.2   78.7   77.0   75.3   73.6   71.7    69.8   67.9   65.9
64      88.3   87.2   86.1   84.9   83.6   82.2   80.8   79.3   77.6   75.9   74.2   72.4   70.6    68.7   66.7   64.7
63      87.5   86.5   85.3   84.1   82.7   81.3   79.8   78.3   76.6   74.9   73.1   71.4   69.5    67.5   65.6   63.6
62      86.8   85.7   84.5   83.2   81.9   80.4   78.9   77.3   75.6   73.9   72.1   70.3   68.4    66.5   64.5   62.5
61      86.1   84.9   83.7   82.4   81.0   79.5   78.0   76.3   74.6   72.9   71.0   69.3   67.4    65.4   63.5   61.5
60      85.4   84.2   82.9   81.6   80.1   78.6   77.0   75.4   73.7   71.9   70.0   68.3   66.3    64.4   62.4   60.5
59      84.6   83.4   82.1   80.7   79.3   77.7   76.1   74.5   72.7   70.9   69.1   67.3   65.4    63.4   61.5   59.5
58      83.9   82.6   81.3   79.9   78.4   76.9   75.2   73.6   71.8   70.0   68.1   66.3   64.4    62.5   60.5   58.6
57      83.2   81.9   80.5   79.1   77.6   76.0   74.4   72.7   70.9   69.1   67.2   65.4   63.5    61.6   59.6   57.7
56      82.4   81.1   79.8   78.3   76.8   75.2   73.5   71.8   70.0   68.2   66.4   64.6   62.7    60.7   58.8   56.9
55      81.7   80.4   79.0   77.5   76.0   74.4   72.7   71.0   69.2   67.4   65.5   63.7   61.8    59.9   58.0   56.1
54      81.0   79.7   78.2   76.8   75.2   73.6   71.9   70.2   68.4   66.6   64.7   62.9   61.0    59.1   57.2   55.3
53      80.3   79.0   77.5   76.0   74.4   72.8   71.1   69.4   67.6   65.8   63.9   62.2   60.3    58.4   56.5   54.6
52      79.6   78.3   76.8   75.3   73.7   72.1   70.4   68.6   66.9   65.0   63.2   61.4   59.5    57.7   55.8   53.9
51      79.0   77.6   76.1   74.6   73.0   71.4   69.7   67.9   66.1   64.3   62.5   60.7   58.9    57.0   55.1   53.2
50      78.3   76.9   75.4   73.9   72.3   70.7   69.0   67.2   65.5   63.6   61.8   60.1   58.2    56.3   54.5   52.6

         An interpolation shall be made for the age of the employee on the basis of full years and months as of the date of retirement.

         Age for the spouse of the employee shall be rounded to the nearest even age in full years as of the date of the employee's retirement.